STANDARD DRILLING, INC.

1640 TERRACE WAY

WALNUT CREEK, CA  94597

LETTER OF INTENT

January 4, 2012

The E-Factor Corp.

870 Market Street, Suite 828

San Francisco, CA 91402

Attn: Adriaan Reinders, CEO

Email: adrie@efactor.com

Mr. Reinders:

This Letter of Intent outlines our mutual understanding of certain basic terms regarding the acquisition of all of the issued and outstanding capital stock of The E-Factor Corp. from its shareholders (collectively, the “EFactor Shareholders”) by Standard Drilling, Inc., a Nevada corporation (the “Standard Drilling”).  Subject to satisfying certain conditions precedent, this Letter of Intent constitutes a legally binding obligation or commitment of the parties hereto with respect to the matter contemplated herein. This Letter of Intent is subject to the execution and delivery of definitive documents with respect to all matters pertaining to the Transaction (as hereinafter defined).

PREAMBLE

Standard Drilling is a “shell company” as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Standard Drilling’s authorized capital consists of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of blank check preferred stock, par value $0.001 per share.  As of the date hereof, there are 33,458,880 shares of Standard Drilling’s common stock and no shares of its preferred stock issued and outstanding, all of which are duly issued, fully paid and non-assessable.  Other than outstanding options to purchase 1,000,000 shares of Standard Drilling’s common stock with an exercise price of $0.125 per share held by its Chief Executive Officer, there are no other outstanding options, warrants or other rights to purchase any shares of any class of securities of Standard Drilling.

EFactor is the owner, operator and administrator of certain assets related to include social media network, on- and offline content and interests in other majority owned ventures (EFactor India and EFactor China) or wholly-owned subsidiaries that conduct business operations such as EQMentor and MCC International and certain other intellectual property.

1.

Definitive Documentation.  As promptly as possible the parties hereto shall execute definitive documentation (the “Definitive Documentation”), providing for or effecting the Transaction, in forms mutually satisfactory to them, containing definitive terms, provisions, and conditions for the Transaction.  The Definitive Documentation shall contain terms, provisions and conditions reflecting the following:

0

(a)

At the Closing (as defined hereafter), Standard Drilling (including any subsidiary company of Standard Drilling organized to effectuate the Transaction) shall enter into a merger or acquisition agreement with EFactor and the EFactor Shareholders providing inter alia for the issuance of 66,541,120 shares of the Common Stock (the “Common Stock”) of Standard Drilling and 2,410,546 Class A Preferred Stock that in aggregate will represent approximately 98% of voting capital stock after taking into account (i) the right of each Class A Preferred share to multiple votes in any matter presented to Standard Drilling’s shareholders, (ii) the proposed reverse split of all of the issued and outstanding shares of Standard Drilling Common Stock subsequent to the Closing, and (iii) the exercise of 1,000,000 previously issued option grants in exchange for all of the outstanding shares of capital stock of EFactor outstanding at the time of the Transaction, in a transaction commonly referred to as a “reverse merger” (the “Transaction”).  The securities of Standard Drilling to be issued to the EFactor Shareholders in the Transaction will be “restricted securities” as that term is defined in the Securities Act. Included in the 66,541,120 shares will be 6,500,000 restricted common shares to be issued to Mr. David Rector and 3,500,000 restricted common shares to Keith Gilmour for services rendered.

(b)

The Definitive Documentation shall contain customary representations, warranties and indemnities made by Standard Drilling, EFactor and the EFactor Shareholders.

(c)

At or prior to the Closing, and after compliance with all applicable laws, rules and regulations, Standard Drilling’s Board of Directors shall take all required action so that designees of EFactor are elected to its Board of Directors.  In connection with such action, at least 10 days prior to Closing, Standard Drilling will file a Schedule 14F-1 with the Securities and Exchange Commission (the “Commission”) pursuant to the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder providing disclosure on the EFactor designees to the Standard Drilling Board of Directors and thereafter mail the Schedule 14F-1 to the Standard Drilling shareholders of record.

(d)

Subsequent to the acquisition of EFactor by Standard Drilling, Standard Drilling will undertake to file a Schedule 14C Information Statement with the Commission pursuant to the requirements of Section 14(c) of the Exchange Act and Rule 14c-101 for the purpose of effecting (i) a name  change to such name as the combined entity’s board of directors’ determines to be appropriate and  (ii) a reverse split of the common stock by the shareholders of the combined entity sufficient to provide the EFactor Shareholders with 98% of the voting capital stock.

(e)

Standard Drilling and EFactor acknowledge that Standard Drilling currently has approximately $25,500 in accounts payable and a judgment receivable of approximately $100,000. As consideration for services performed by Mr. David Rector the first amounts collected on the judgment receivable in excess of the accounts payable will be paid to Mr. Rector up to a maximum of $25,000. If no amount is collected in excess of the accounts payable assumed no obligation exists to Mr. Rector for his services.

2.

Closing Date.  EFactor and Standard Drilling agree to cooperate with each other fully, in good faith, and with the view of obtaining all necessary consents, executing and delivering the Definitive Documentation, and effecting the closing of the Transaction (the “Closing”) on or before January 25, 2013, but as soon as possible and in any event no later than February 28, 2013 (the “Closing Date”).  The Closing Date may be extended upon the mutual agreement of Standard Drilling and EFactor.

3.

Due Diligence.  Each of Standard Drilling and EFactor agree to (a) give to the other party and its authorized representatives such access during regular business hours to the covenanting party’s books, records, properties, personnel and to such other information as the other party reasonably requests and shall instruct the covenanting party’s independent public accountants to provide access to their work papers and such other information as the other party may reasonably request, and (b) cause its officers to furnish the other party with such financial and operating data and other information with respect to the business and properties of the covenanting party as the other party may reasonably request.  Each party’s obligation to complete the Transaction is expressly conditioned upon the receipt of information regarding the other party as such first party may request and upon such first party’s approval of all such information.  If either of the party finds any such information unacceptable for any reason, such party may elect not to enter into the Definitive Documentation or to consummate the Transaction.

4.

Confidentiality.  Neither party shall disclose to any third person (other than its accountants, attorneys, consultants, stockholders, employees, agents and other representatives for purposes of evaluating the Transaction), except as may be required by applicable law, any information obtained pursuant to this Letter of Intent or otherwise in contemplation of the Transaction at any time, unless such information is otherwise already known by the party or is generally available to the public, or hereafter is disclosed to the party by a person who did not have an obligation not to disclose such information or hereafter becomes generally available to the public.  In the event that the Transaction is not consummated by the Closing Date as it may be hereafter extended, each party shall promptly return all nonpublic information, documents and other written information containing information obtained pursuant to this Letter of Intent, including any item obtained in any investigation permitted pursuant to this Letter of Intent, and any copies thereof.  Each party shall require its accountants, attorneys, consultants, stockholders, employees, agents and other representatives receiving such confidential information not to disclose such information, unless required by applicable law.

5.

Conduct of Business.  After the date hereof and until the earlier of the Closing or the abandonment of the Transaction, each of the parties hereto will conduct its business in the ordinary course consistent with past practice and shall use reasonable efforts to keep its assets in good repair and working order except for ordinary wear and tear, maintain any existing insurance on the assets, and preserve intact their business.  From the date hereof until the Closing or the abandonment of the Transaction Standard Drilling will not:

(a)

create, assume or suffer to exist any lien on any of its properties or assets, whether tangible or intangible;

(b)

sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any its material assets or cancel any indebtedness owed to it;

(c)

change any method of accounting or accounting practice used by it, other than such changes required by U.S. generally accepted accounting principles consistently applied (“GAAP”);

(d)

issue, grant, deliver, sell, repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of capital stock of, or other equity interests in it, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests or such securities;

(e)

propose or adopt any amendment or other changes to its articles of incorporation, its bylaws or other governing documents;

(f)

declare, set aside or pay any dividend or distribution with respect to any share of its capital stock or declare or effectuate a stock dividend, stock split or similar event;

(g)

issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

(h)

make any equity investment in, make any loan, advance or capital contribution to, or acquire the securities or assets of any other person;

(i)

enter into any new or additional agreements or modify any existing agreements relating to the employment of, or compensation or benefits payable or to become payable to, any past or present officer or director or any written agreements of any of its past or present employees;

(j)

make any payments out of the ordinary course of business to any of its officers, directors, employees or stockholders;

(k)

pay, discharge, satisfy or settle any liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business, except without the prior agreement of EFactor;

(l)

agree in writing or otherwise take any action that would, or would reasonably be expected to, prevent, impair or materially delay the ability of Standard Drilling to consummate the Transaction;

(m)

form or acquire any subsidiaries except as may be deemed appropriate to consummate the Transaction;

(n)

take any actions which would cause its common stock to no longer be quoted on the OTC Bulletin Board or to lose the DTC eligibility of its common stock; or

(o)

agree or commit to take any of the actions specified in this Section 5.

6.

Other Negotiations.  Each of Standard Drilling and EFactor agree that it shall not, directly or indirectly, and shall instruct its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, until the earlier of the Closing Date or Standard Drilling’s or EFactor’s indication that it no longer desires to pursue the Transaction, solicit or initiate any proposals or offers from any person relating to any acquisition, purchase or sale of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, Standard Drilling or EFactor.

7.

Conditions Precedent to Closing.  The Definitive Documentation shall provide that the Closing of the Transaction is expressly conditioned upon the following:

(a)

The Definitive Documentation shall have been prepared and executed, and the Transaction provided for therein shall have been consummated;

(b)

Standard Drilling shall have satisfied all of its periodic reporting requirements with the Commission through the Closing Date, and it shall deliver to EFactor all necessary materials, financial and otherwise in order to continue and maintain accurate records and filings with the Commission;

(c)

Standard Drilling’s common stock shall be quoted on the OTC Bulletin Board and shall be DTC eligible;

(d)

The legal research and analysis as to the availability and anticipated perfection of exemptions from all applicable Federal and state securities offering registration requirements relating to the Transaction shall have been completed and shall be satisfactory to parties;

(e)

All third party and other consents required for the Transaction shall have been obtained;

(f)

The Transaction shall have been approved by all necessary entity action on the part of Standard Drilling, EFactor and any subsidiary in accordance with all applicable law;

(g)

No action, suit or proceeding shall have been instituted or, to the knowledge of the parties, be pending or threatened before any court or other governmental body by any public agency or governmental authority seeking to restrain, enjoin or prohibit the Transaction or to seek damages or other relief in connection therewith against any member of management of either Standard Drilling or EFactor;

(h)

The parties shall have satisfied their respective obligations under Paragraphs 4, 5 and 6 hereof;

(i)

The business, legal, technical and financial due diligence of Standard Drilling and EFactor shall have been completed and shall be satisfactory to the respective parties;

(j)

There shall not have been any material adverse change in the financial condition, operations, business prospects, employee relations, customer relations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of Standard Drilling, EFactor or their respective businesses;

(k)

No dissenters’ rights shall have been exercised with respect to the outstanding shares of EFactor’s capital stock; and

(l)

The Schedule 14F-1 shall have been filed with the Commission by Standard Drilling at least 10 days prior to the Closing Date and mailed to the Standard Drilling shareholders of record.

(m)

EFactor shall have delivered to Standard Drilling audited financial statements for its two most recent fiscal years together with unaudited interim statements from the end of the most recent fiscal year to the end of the most recently completed fiscal quarter, all of which shall be prepared in conformity with GAAP and shall be in form and substance necessary to comply with the rules and regulations of the Commission as to financial statements to be included in the “Super 8-K” to be filed by Standard Drilling with the Commission after the Closing and within the required time period.

8.

Expenses.  Each party shall be responsible for its own attorney fees and other costs and expenses, anticipated or otherwise, relating to preparing the Definitive Documentation.

9.

Filing of Form 8-K and Other Publicity with Respect to this Letter of Intent. Standard Drilling will file with the SEC a Form 8-K within four days following the execution of this Letter of Intent. Standard Drilling and EFactor each agree that no public statements will be made with respect to the transactions contemplated hereby unless such statements are required by applicable law or unless the other party hereto has consented to such disclosure, such consent not to be unreasonably withheld.

10.

Governing Law.  THIS LETTER OF INTENT AND THE DEFINITIVE DOCUMENTATION SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

11.

Termination.  Except with respect to the provisions of Paragraphs 4, 6, 8, 9 and 10 hereof, upon the mutual consent of the parties hereto this Letter of Intent may be terminated prior to the consummation of the Transaction by giving written notice to the other of the notifying party's desire to terminate this Letter of Intent, and thereafter this Letter of Intent shall have no force and effect and the parties shall have no further obligations hereunder.

12.

Finders’ Fees.  No finder’s fees are owing to any third party by either Standard Drilling or EFactor as a result of the Transaction.

13.

Amendments.  No provision of this Letter of Intent may be waived, modified, supplemented or amended except in a written instrument signed by the parties hereto.

If this letter accurately reflects our agreements and understandings with respect to the proposed Transactions, please confirm this by signing and returning the enclosed counterpart copy of this letter to the undersigned.

Very truly yours,

STANDARD DRILLING, INC.

By:

/s/ David S. Rector

      David S. Rector, Chief Executive Officer

AGREED TO THIS    4    DAY OF JANUARY, 2013

THE E-FACTOR CORP.

By: /s/ Adriaan Reinders

       Adriaan Reinders, President